UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2013

ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

____________________________

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
300 Tower Parkway Lincolnshire, Illinois		60069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 541-9500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02.—Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Boris Elisman as Chief Executive Officer and Robert J. Keller as Executive Chairman

On February 20, 2013, the Board of Directors of ACCO Brands Corporation (the “Company”) formally appointed Boris Elisman to succeed Robert J. Keller as the Company’s Chief Executive Officer effective March 31, 2013.  As previously announced, Mr. Keller will continue with the Company as Executive Chairman of the Board of Directors.  The Board also elected Mr. Elisman to the Board of Directors effective March 31, 2013.

Mr. Elisman, age 50, joined the Company in 2004 as President of its Computer Products Group, a position he held until April 2008. He has been the President and Chief Operating Officer of the Company since December 2010. From April through December 2008, Mr. Elisman was President of the Company’s Global Office Products Group. Thereafter, he served as President, ACCO Brands Americas, from December 2008 to December 2010 when he was appointed to his current position.

In conjunction with the appointments, on February 21, 2013,  the Board approved a base salary of $700,000 for Mr. Elisman and a base salary of $500,000 for Mr. Keller, each of which may be increased or decreased from time to time at the discretion of the Board.  Each of Messrs. Elisman and Keller will continue to remain entitled to participate in the Company’s annual incentive plan for its executive officers and will remain eligible to receive long-term incentive and equity awards as may be approved from time-to-time by the Board of Directors.  For 2013, each of Messrs. Elisman and Keller received grants of long-term incentive awards comprised of 50% performance stock units (“PSUs”), 25% restricted stock units (“RSUs”) and 25% non-qualified stock options (“NQSOs”), which is consistent with the long-term incentive award mix for the other named executive officers.  The total value of the long-term incentive awards for each of Messrs. Elisman and Keller was set at 240% and 259%, respectively, of each officer’s 2013 base salary.  The Committee also approved certain changes in the Company’s forms of RSU and NQSO award agreements with respect to Mr. Keller’s RSU and NQSO grants, including changes that delay settlement of his RSUs upon his retirement and accelerate vesting of his RSUs and NQSOs in the event of an involuntary termination without cause.  The forms of such modified award agreements are attached as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and incorporated herein by reference.

Other actions taken with respect to the material components of Mr. Elisman’s and Mr. Keller’s 2013 compensation are outlined in the discussion of actions with respect to all named executive officers below.

Certain 2013 Compensation Actions

On February 20, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved various actions with respect to the compensation of executive officers who were “named executive officers” for purposes of the Company’s 2012 proxy statement, other than with respect to Mr. Keller and Mr. Elisman, whose compensation was approved by the full Board of Directors.  The actions with respect to awards under the annual incentive plan and long-term incentive awards are further discussed below.

2012 Annual Incentive Plan.  Based on the level of achievement against the goals that had been established under the Company’s 2012 annual incentive plan (the “2012 AIP”), none of the named executive officers earned cash bonuses under the 2012 AIP other than a portion of an award being earned by Christopher M. Franey, the Company’s Executive Vice President, International and Kensington, equal to 6.5% of his 2012 base salary.  In addition, with respect to Mr. Franey and Thomas H. Shortt, the Company’s Executive Vice President and President, Product Strategy and Development, the Committee granted discretionary bonuses of $54,750 and $82,150, respectively, for 2012 performance.

2013 Annual Incentive Plan.  For 2013, awards and performance metrics under the Company’s 2013 annual incentive plan (the “2013 AIP”) were approved pursuant to which executive officers will be eligible to earn cash awards upon the achievement of a threshold level of adjusted EBITDA and attainment of performance goals based on certain operating income, working capital and sales-growth targets.  A target bonus of 105% of base salary was set for Mr. Elisman, a target bonus of 110% of base salary was kept for Mr. Keller, and a target bonus of 65% of base salary was kept for the other named executive officers.  Subject to achievement of the threshold level of adjusted EBITDA, each named executive officer will have the opportunity to earn 50% of target bonus if the Company achieves certain minimum performance metrics applicable to the named executive officer and up to 150% of target bonus if and depending upon the extent to which the Company exceeds the target level for the applicable performance metrics.  At the Committee’s discretion (or the Board’s discretion with respect to Messrs. Elisman and Keller), bonuses of less than 50% of target may be awarded to the extent a threshold level of adjusted EBITDA is achieved and threshold levels are met with respect to the applicable performance metrics.

2013 Long-term Incentive Awards.  Consistent with the long-term incentive award mix for Messrs Elisman and Keller, the other named executive officers received grants of long-term incentive awards comprised of 50% PSUs, 25% RSUs and 25% NQSOs.  The total value of the long-term incentive awards for each of Messrs. Fenwick, Franey and Shortt as percentage of 2013 base salary was set at 135%, 103% and 92%, respectively.

2013 Performance Metrics under the 2011-2013 and 2012-2014 PSU Awards.  Performance metrics and targets with respect to the third year of the previously granted 2011-2013 PSU awards and the second year of the previously granted 2012-2014 PSU awards were approved.  For the 2013 performance year, the award opportunity will be based on the achievement of cash-flow goals.

2013-2015 PSU Awards.  The Committee (and the Board with respect to Messrs. Elisman and Keller) approved grants of PSUs covering a three-year (2013-2015) performance period.  For 2013, the Committee discontinued its prior practice of annually setting performance goals for each year of the three-year performance cycle and instead established performance goals to be calculated and determined at the end of the full three-year period.  Participants will have an opportunity to earn from 50% to 150% of the value of the PSUs based upon the level of achievement within a range of threshold to maximum performance targets.  The award opportunity for the three-year 2013-2015 PSU cycle is based on the achievement of cash-flow goals.  A form of the revised PSU award agreement to be used with the 2013-2015 and future PSU awards is attached as Exhibit 10.3 and incorporated herein by reference.  For Mr. Keller’s PSU award, the Board approved changes to the form of PSU award agreement to, among other things, modify the retirement vesting provisions and provide for accelerated vesting upon an involuntary termination without cause, a copy of which is attached as Exhibit 10.4 to this Form 8-K and incorporated herein by reference.

Item 5.03—Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On February 20, 2013, the Board of Directors of the Company approved an amendment to Article III, Section 2, of the Company’s By-laws to provide that the number of directors of the Company be no fewer than nine and no greater than thirteen, and to remove certain language related to the Company’s 2008 declassification of the Board of Directors that was no longer relevant.  Following the approval of the By-laws amendment, the Board fixed the number of directors within the revised range of directors set forth in the By-laws at twelve in connection with the appointment of Mr. Elisman as a director.  A full copy of the By-laws of the Company, as amended through February 20, 2013, is attached as Exhibit 3.1 and incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 3.1—By-laws of the Company, as amended through February 20, 2013

Exhibit 10.1—Form of Restricted Stock Unit Award Agreement (Robert J. Keller) under the 2011 Amended and Restated Incentive Plan

Exhibit 10.2—Form of Non-qualified Stock Option Agreement (Robert J. Keller) under the 2011 Amended and Restated Incentive Plan

Exhibit 10.3—Form of Performance Stock Unit Award Agreement under the 2011 Amended and Restated Incentive Plan

Exhibit 10.4—Form of Performance Stock Unit Award Agreement (Robert J. Keller) under the 2011 Amended and Restated Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2013	ACCO BRANDS CORPORATION (Registrant) By: /s/Neal V. Fenwick Name: Neal V. Fenwick Title: Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
3.1	By-laws of the Company, as amended through February 20, 2013
10.1	Form of Restricted Stock Unit Award Agreement (Robert J. Keller) under the 2011 Amended and Restated Incentive Plan
10.2	Form of Non-qualified Stock Option Agreement (Robert J. Keller) under the 2011 Amended and Restated Incentive Plan
10.3	Form of Performance Stock Unit Award Agreement under the 2011 Amended and Restated Incentive Plan
10.4	Form of Performance Stock Unit Award Agreement (Robert J. Keller) under the 2011 Amended and Restated Incentive Plan